EXHIBIT 10.42
MODIFICATION AGREEMENT No. 5 TO
 PROMISSORY NOTES

This MODIFICATION AGREEMENT is made as of November 30, 2016, between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail, Suite 202, Pittsford, NY 14534 (“Borrower”) and Allan Robbins, an individual residing at 44 Hampstead Drive, Webster, NY 14580 (“Lender”).

WHEREAS, the Lender is the holder of Convertible Promissory Notes issued by the
Borrower to the Lender, as described in more detail in the attached Schedule A to Modification Agreement No. 3 to Promissory Notes and having an aggregate principal balance of $264,000 at November 30, 2016 (collectively, the Notes); and

WHEREAS, the parties desire to modify the terms and conditions of the Notes as follows:

NOW, THEREFORE, the parties agree as follows:

1)
The Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2020.

2)
Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

__/s/ James Villa____________________________
By: James Villa, Chief Executive Officer and President

_/s/ Allan Robbins__________________________
By: Allan Robbins